UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 25, 2007

MEXORO MINERALS LTD.
(formerly SUNBURST ACQUISITIONS IV, INC.)
(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Division de Norte #305-B Col San Felipe Chihuahua, Chih Mexico	31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: +(52) 614 426 5505

606 Granville Street, Suite 880, Vancouver, B.C. Canada, V7Y 1G5

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Certain Officers, Appointment of Certain Officers

On June 25, 2007, Kurt Bordian resigned as Chief Financial Officer of the Registrant, to be effective immediately.

On June 25, 2007, the Board of Directors appointed Robert Knight as the interim Chief Financial Officer of the Registrant. The Board intends to appoint a permanent replacement in the near future.

Mr. Knight has served as a director since December 4, 2005 and has served as the Chief Executive Officer of the Company since March 2006. Since September 1994, Mr. Knight has been the President of Knight Financial Ltd., where he has organized and participated in many corporate finance transactions. From September 1998 to January 12, 2005, Mr. Knight served as the president, secretary-treasurer and a director of Synova Healthcare Group, Inc. (OTC-BB: SNVH.OB), a US reporting company formerly known as Advanced Global Industries Ltd. and Centaur BioResearch Corp., which distributes non-invasive medical diagnostic tools mainly for women. Mr. Knight served as director of Invisa, Inc. (OTC-BB: INSA.OB), a reporting company in the United States whose shares trade on the OTC Bulletin Board, from September 1998 until April 2005. Invisa Inc. is involved in the safety sensing industry. From July 1998 to December 22, 2005, Mr. Knight served as a Director of Heartland Oil and Gas Corp. (OTC-BB: HOGC.OB), a reporting company in the United States whose shares are quoted on the OTC Bulletin Board. Heartland Oil and Gas Corp. is involved in the exploration and development of coal bed methane gas properties in the United States. Mr. Knight served as President of Heartland Oil and Gas Corp. from July 1998 until September 2002, as its Chief Financial Officer from September 2002 until November 2004 and as its corporate Secretary from July 1998 until November 2004. He also served as director and treasurer of Advertain On-Line, an online advertising software development firm, from March 2000 until June 2003. Mr. Knight was awarded an MBA degree from Edinburgh School of Business, Herriot-Watt University in December 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.
By: /s/ Robert Knight
Robert Knight, President and Director
June 28, 2007